Exhibit 99.(h)(23)

TRANSFER AGENCY AND SERVICE AGREEMENT

February 28, 2015

Boston Financial Data Services, Inc.
30 Dan Road

Canton, Massachusetts 02021

Attention: Legal Department

Dear Ladies and Gentlemen:

In accordance with Article 17 of the Transfer Agency and Service Agreement, dated October 1, 2007, as amended (the “Agreement”), between Credit Suisse Opportunity Funds (the “Trust”) and Boston Financial Data Services, Inc. (“BFDS”), the Trust hereby notifies BFDS of the Trust’s desire to have BFDS render services as transfer agent under the terms of the Agreement with respect to the Credit Suisse Global Sustainable Dividend Equity Fund, a series of shares of beneficial interest of the Trust.

Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

Very truly yours,

CREDIT SUISSE OPPORTUNITY FUNDS

		By:	/s/Karen Regan
			Name:	Karen Regan
			Title:	Vice President and Secretary

Accepted:

BOSTON FINANCIAL DATA SERVICES, INC.

By:	/s/Richard J. Johnson
Name: Richard J. Johnson
Title: Managing Director